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                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                 SUBJECT TO COMPLETION DATED SEPTEMBER 15, 1997

                             [FRONT OF PROXY CARD]

                     PROXY SOLICITED BY 1ST UNITED BANCORP

    The undersigned, a holder of record of shares of common stock, par value $.01 per share ("1st United Common Stock"), of 1st United Bancorp, a Florida corporation ("1st United"), hereby appoints Donald Vinik, Thomas L. Delaney, and Harold Toppel, or any of them, the proxy or proxies of the undersigned (with full power to act in the absence of the others, the act of a majority of those present to be controlling, each with full power of substitution), to attend the Special Meeting of 1st United shareholders at 2:00 p.m., on October 30, 1997, at the Colony Hotel, 155 Hammon Avenue, Palm Beach, Florida (and any adjournments, postponements, continuations or reschedulings thereof), at which holders of 1st United Common Stock will be voting on, among other things, approval and adoption of the Agreement and Plan of Merger, dated as of August 6, 1997, and the related plan of merger, between 1st United and Wachovia Corporation ("Wachovia"), pursuant to which 1st United will merge with and into Wachovia and such other business as may properly come before the Special Meeting or any adjournment or postponement thereof and to vote as specified in this proxy all the shares of 1st United Common Stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

    THE BOARD OF DIRECTORS OF 1ST UNITED UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

    IF RETURNED CARDS ARE SIGNED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSAL AND AS DETERMINED BY A MAJORITY OF THE 1ST UNITED BOARD AS TO ANY OTHER MATTER.

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                            [REVERSE OF PROXY CARD]

    THE BOARD OF DIRECTORS OF 1ST UNITED UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH BELOW.

    1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 6, 1997, AND THE RELATED PLAN OF MERGER, BETWEEN 1ST UNITED AND WACHOVIA CORPORATION ("WACHOVIA"), PURSUANT TO WHICH 1ST UNITED WILL MERGE WITH AND INTO WACHOVIA.

       [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

    2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

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
Date:                         , 1997                      Please sign your name exactly as it appears hereon. When
                                                          shares of 1st United Common Stock are held of record by
Signature (Title, if any)                                 joint tenants, only one need sign. When signing as an
                                                          attorney-in-fact, executor, administrator, trustee or
Signature (Title, if any)                                 guardian, please give full title as such. If a
                                                          corporation, please sign in full corporate name by
                                                          president or authorized officer. If a partnership,
                                                          please sign in partnership name by authorized person.
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AT 1-888-330-5111.